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                                                                 EXHIBIT 10.12.2

                         AMENDMENT NO. 2 TO EMPLOYMENT
                          (CHANGE OF CONTROL) AGREEMENT

         This Amendment, made as of November 22, 1999, between Sheldahl, Inc., a
Minnesota corporation (hereinafter called the "Company") and           , an
executive of the Company (hereinafter called the "Executive").

         WHEREAS, the Company and Executive entered into an Employment (Change
of Control) Agreement dated as of the      day of       , 19  , as amended (the
"Change of Control Agreement"); and

         WHEREAS, the Company and Executive desire to amend the Change of Control Agreement as provided in this Amendment;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Section 2(a) of the Change of Control Agreement is hereby amended by adding at the end of such section a new subparagraph (iv) as follows:

         "(iv) Sheldahl disposes of, or enters into a joint venture transaction with respect to, a division or business unit if Executive is the manager or provides a substantial portion of his or her time to such division or unit prior to such transaction and if Executive's employment is terminated as a result of such transaction."

         2. Section 4(d)(vi) is hereby amended in its entirety as follows:

         "(vi) The Severance Payment shall be in lieu of and offset the amount of any payment to which the Executive may be entitled in connection with the termination of employment pursuant to the provisions of Sheldahl's Severance Pay Plan, Document HR04.14, as amended from time to time, or any successor to such policy; provided, however, that in the event the payments required under the Company's Severance Pay Plan are greater than the Severance Payment, Executive shall be entitled to receive the greater amount, subject at all times to the terms, conditions and provisions of this Agreement and the Severance Pay Plan.

         3. All other terms of the Change of Control Agreement shall remain unchanged.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first written above.

                                 SHELDAHL, INC.

                                 By
                                   -----------------------------------
                                       Edward L. Lundstrom, President


                                 -------------------------------------
                                       Executive